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                                                                    EXHIBIT 99.1

                          MACK-CALI REALTY CORPORATION
                               AUTHORIZATION FORM
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                   When completed and signed, this form should be mailed to:
                                   The Chase Manhattan Bank
                                   c/o ChaseMellon Shareholder Services, LLC
                                   P.P. Box 3339
                                   South Hackensack, New Jersey 17606-1939
                                   Attention: ____________________

IS THIS ACCOUNT FOR AN EXISTING SHAREHOLDER OF RECORD?  YES [  ]  NO [  ]

1. ACCOUNT REGISTRATION. Complete only one section. Print clearly in CAPITAL LETTERS.

    A. Individual or Joint Account
      Owner's Name: ____________________________________________________________
      Owner's Social Security Number (used for tax reporting): _________________ Owner's Date of Birth: ___________________________________________________
      Joint Owner's Name: ______________________________________________________
      Joint Owner's Social Security Number: ____________________________________
      The account will be registered "Joint Tenants with Rights of Survivorship" unless you check another option below:
      [  ] Tenants   [  ] Tenants By Entirety   [  ] Community Property

    B. Gift Transfer to a Minor (UGMA/UTMA)
      Custodian's Name: ________________________________________________________
      Minor's Name: ____________________________________________________________
      Minor's Social Security Number: __________________________________________
      Minor's Date of Birth: ___________________________________________________
      Donor's State: ___________________________________________________________

    C. Trust
      Please check only one of the following trustee types:   [  ] Person as
Trustee

[  ] Organization as Trustee

Trustee: Individual or Organization Name: ______________________________________
      Co-trustee's Name, if any: _______________________________________________
      Name of Trust: ___________________________________________________________
      For the benefit of: ______________________________________________________
      Trust Taxpayer I.D. Number: ______________________________________________
      Trust Date: ______________________________________________________________
      Donor's State: ___________________________________________________________

    D. Organization or Business Entity
     Name: _____________________________________________________________________
     Please check one of the following:   [  ] Corporation   [  ] Partnership
[  ] Other _____________________________________________________________________
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2.  ADDRESS.
   _____________________________________________________________________________
    Mailing Address (including apartment or box number)
    ____________________________________________________________________________
    City                    State                    Zip
    Home Phone Number: (____) ____________    Work Phone Number: (____)
    ____________
    For Mailing Address Outside the United States:
    ____________________________________________________________________________
    Country of Residence    Province    Routing or Postal Code

3.  CASH PURCHASE (Make checks payable to The Chase Manhattan Bank)

    [  ] As a CURRENT registered shareholder I wish to make an additional
    investment. Enclosed is my check or money order for $            . (Minimum
    $100 with the Maximum not to exceed $5,000 per month.)

    [  ] As a NEW investor I wish to enroll in the Plan by making an initial
    investment. Enclosed is my check or money order for $            . (Initial
    Investment must be at least $2,000 not to exceed $5,000.)

4.  INVESTMENT OPTIONS.

    I/we hereby appoint The Chase Manhattan Bank and any successor (the "Administrator") as my/ our agent to act in accordance with and subject to the terms and conditions of the Mack-Cali Realty Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"), as set forth in the accompanying prospectus, that I/we have received and read. I/we wish to participate in such plan as directed below.

    Check option "A" or "B" or "C" below. If no box is checked, option "A" will be deemed to have been selected. If you check option "C" below, an optional cash payment of $100 to $5,000 must be enclosed by check or money order payable to The Chase Manhattan Bank. Return card and payment (if any) in the enclosed post-paid envelope. You may revoke this authorization at any time by notifying the Administrator, in writing, of your desire to terminate your participation in the Plan.

    / / A. FULL DIVIDEND REINVESTMENT. (AT LEAST 50 SHARES MUST BE REINVESTED) I/we authorize Mack-Cali Realty Corporation to pay to the Administrator for my/our account all dividends payable to me/us on all shares of Mack-Cali Realty Corporation's common stock, par value $.01 per share. I/we authorize the Administrator, as my/our agent, to apply all of my/our cash dividends it receives to the purchase of full and fractional shares of common stock. I/we may also make optional cash investments to the Administrator for my/our account. I/we authorize the Administrator, as my/our agent, to apply such investments to the purchase of full and fractional registered shares of common stock.

    / / B. PARTIAL DIVIDEND REINVESTMENT. (AT LEAST 50 SHARES MUST BE REINVESTED) I/we authorize Mack-Cali Realty Corporation to pay to the Administrator for my/our account all dividends payable to me/us on ______ shares of common stock registered in my/our name(s). I/we authorize the Administrator, as my/our agent, to apply all of my/our cash dividends it receives with respect to such shares of common stock to the purchase of full and fractional shares of common stock. I/we may also make optional cash investments to the Administrator for my/our account. I/we authorize the

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Administrator, as my/our agent, to apply such investments to the purchase of full and fractional registered shares of common stock.

    / / C. OPTIONAL CASH INVESTMENTS ONLY. I/we intend to make optional cash investments to the Administrator for my/our account. I/we authorize the Administrator, as my/our agent, to apply such investments to the purchase of full and fractional registered shares of common stock. (Optional: A check or money order for $____________ in U.S. currency is enclosed as my/our optional cash investment).

5.  SAFEKEEPING. (Optional)

    Common stock certificates deposited for safekeeping in your account must be in the same registration as your plan account. All certificates should be sent by certified or registered mail with return receipt requested.

    [ ] Please accept the enclosed certificate(s) for deposit in my account. Enclosed are ______________________________ share certificates.
        (insert number)

CERTIFICATE NUMBER        NUMBER OF SHARES
----------------------  --------------------
TOTAL:

6.  TAX INFORMATION (REQUIRED). Select one of the following:

    / / REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (SUBSTITUTE FORM W-9). I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that
(1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

    / / CERTIFICATE OF FOREIGN STATUS (SUBSTITUTE FORM W-8).I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

    / / FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING. I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

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7.  ACCOUNT AUTHORIZATION SIGNATURE (REQUIRED).

    MY/OUR SIGNATURE(S) BELOW INDICATES I/WE HAVE READ THE MACK-CALI REALTY CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AS SET FORTH IN THE ACCOMPANYING PROSPECTUS, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND I/WE AGREE TO THE TERMS THEREIN AND HEREIN.

Signature of Owner                  Date

Signature of Joint Owner, if any    Date

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